Exhibit d.2

      First Amendment to Amended and Restated Investment Advisory Agreement

                                 FIRST AMENDMENT
                                 ---------------
                            TO AMENDED AND RESTATED
                            -----------------------
                          INVESTMENT ADVISORY AGREEMENT
                          -----------------------------

         THIS AMENDMENT effective as of the 29th day of July, 2005 amends that certain Amended and Restated Investment Advisory Agreement dated as of August 1, 2003 (the "Agreement") by and between Phoenix PHOLIOs(sm) (formerly known as Phoenix Partners Select Fund and formerly Phoenix-Aberdeen Series Fund), a Delaware statutory trust (the "Trust") and Phoenix Investment Counsel, Inc., a Massachusetts corporation (the "Adviser") as follows:

1. The name of the series Phoenix Partner Select Wealth Builder Fund will become Phoenix Wealth Builder PHOLIO and the name of the series Phoenix Partner Select Wealth Guardian Fund will become Phoenix Wealth Guardian PHOLIO.

2. The Phoenix Wealth Accumulator PHOLIO, Phoenix Wealth Preserver PHOLIO and Phoenix Conservative Income PHOLIO will each become a series of the Trust.

3. Schedule A to the Agreement is hereby deleted in its entirety and Schedule A attached hereto substituted in its place.

4. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

5. This Amendment shall become effective on the date first accepted by the Adviser which date is set forth on the signature page hereof.

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

                               PHOENIX INVESTMENT COUNSEL, INC.


                               By:      /s/ John H. Beers
                                    ------------------------------
                               Name:    John H. Beers
                               Title:   Vice President and Clerk

                               PHOENIX PHOLIOs(sm)

                               By:      /s/ Francis G. Waltman
                                    ------------------------------
                               Name:    Francis G. Waltman
                               Title:   Senior Vice President

                                   SCHEDULE A
                                   ----------


            SERIES                                ANNUAL INVESTMENT ADVISORY FEE
            ------                                ------------------------------
                                                       (AVERAGE NET ASSETS)

Phoenix Conservative Income PHOLIO                            0.10%

Phoenix Wealth Accumulator PHOLIO                             0.10%

Phoenix Wealth Builder PHOLIO                                 0.10%

Phoenix Wealth Guardian PHOLIO                                0.10%

Phoenix Wealth Preserver PHOLIO                               0.10%